Exhibit 10.1

SURRENDER OF COLLATERAL,
CONSENT TO STRICT FORECLOSURE,
AND RELEASE AGREEMENT
(UCC 9620)

     THIS SURRENDER OF COLLATERAL, CONSENT TO STRICT FORECLOSURE, AND RELEASE AGREEMENT (the “Agreement”) is entered into on June 18, 2004 by and between AMPAC CAPITAL SOLUTIONS, LLC, a Nevada limited liability company (“Lender”), and U.S. PLASTIC LUMBER LTD., a Delaware corporation (“Debtor”), and U.S. PLASTIC LUMBER IP CORPORATION, a Delaware corporation, U.S. PLASTIC LUMBER CORP., a Nevada corporation, and U.S. PLASTIC LUMBER FINANCE CORPORATION, a Delaware corporation (collectively the “Guarantors”).

RECITALS

     A.     GUARANTY BUSINESS CREDIT CORPORATION, a Delaware corporation (“GBCC”), and Debtor have entered into that certain Loan and Security Agreement dated as of December 19, 2002 (as amended, restated, modified and supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

     B.     The Guarantors guaranteed the obligations of Debtor under the Loan Agreement pursuant to a Secured Continuing Corporate Guaranty dated December 19, 2002 and delivered by each respective Guarantor to Lender (the “Guarantees”).

     C.     GBCC and Debtor have entered into that certain Second Amendment to Loan and Security Agreement and Limited Waiver of Defaults by and between Debtor and GBCC dated as of July 25, 2003 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Second Amendment”) whereby GBCC established the Special Advance Subline (as defined in the Second Amendment, the “Special Advance Subline”).

     D.     GBCC and Debtor have entered into that certain Third Amendment to Loan and Security Agreement and Limited Waiver of Defaults by and between Debtor and GBCC dated as of December 11, 2003 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Third Amendment”) whereby, among other things, GBCC increased the Special Advance Subline from $2,500,000.00 to $3,250,000.00 and the due date of the Term Advance was changed to May 31, 2004.

     E.     GBCC and Debtor have entered into that certain Fourth Amendment to Loan and Security Agreement by and between Debtor and GBCC dated as of February 23, 2004 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Fourth Amendment”) whereby, among other things, GBCC increased the Special Advance Subline from $3,250,000.00 to $4,000,000.00.

     F.     GBCC and Debtor have entered into that certain Fifth Amendment to Loan and Security Agreement by and between Debtor and GBCC dated as of March 19, 2004 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Fifth Amendment”) whereby, among other things, GBCC increased the Special Advance Subline from $4,000,000.00 to $5,000,000.00.

     G.     AMPAC received an assignment of GBCC’s rights, title and interest to the Loan Agreement, the Participation Agreement and the Transaction Documents on May 25, 2004.

     H.     AMPAC and Debtor have entered into that certain Sixth Amendment to Loan and Security Agreement by and between Debtor and AMPAC dated as of May 31, 2004 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Sixth Amendment”) whereby, among other things, AMPAC increased the Special Advance Subline from $5,000,000.00 to $6,000,000.00.

     I.     AMPAC and Debtor have entered into that certain Seventh Amendment to Loan and Security Agreement by and between Debtor and AMPAC dated as of June 8, 2004 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Seventh Amendment”) whereby, among other things, AMPAC agreed to extend the maturity date of the Term Advance and Special Advance Subline to July 31, 2004.

     J.     As security for the performance of Debtor’s obligations under the Loan Agreement, Debtor granted Lender a security interest in all of Debtor’s personal property as more fully described in the Loan Agreement (the “Collateral”).

     K.     The Collateral includes that certain personal property of Debtor located at 14312 Central Ave., Chino, California (the “Chino Facility”), including, but not limited to, all of the furniture, equipment, leasehold improvements, inventory, accounts, chattels, security deposits, utilities deposits, credits and general intangibles and other assets of all kinds, tangible and intangible, used at or in connection with the business being operated at the Chino Facility by Debtor (the “California Collateral”).

     L.     Debtor has failed to pay the June 1, 2004 monthly payments due on the Term Advance and the Special Advance Subline or the Extension Fee due on June 9, 2004 as required by the Loan Agreement which failures constitute material breaches of the terms and conditions of the Loan Agreement. Due to Debtor’s default, Lender may exercise all of its rights and remedies including taking possession of and liquidating the Collateral.

     M.     Lender has demanded from Debtor payment of all moneys due Lender and possession of the California Collateral.

     N.     Debtor has agreed to turn over the California Collateral and agrees that Lender may retain the California Collateral in partial satisfaction of the indebtedness as provided for in Section 9620 of the California Uniform Commercial Code. Debtor and Guarantors have waived and renounced, after default, all of their rights to notice of any kind, including a Notification of Disposition of Collateral and their right to require Disposition of Collateral as provided for in Section 9624 of the California Uniform Commercial Code.

AGREEMENT

     NOW, THEREFORE, based upon the agreed upon facts set forth above, which are incorporated herein, and the mutual promises contained herein, the parties agree as follows:

     1. ACKNOWLEDGMENTS OF DEBTOR AND GUARANTORS.

          1.1 Debtor and Guarantors acknowledge that each is in default under the Loan Agreement and are jointly and severally indebted to Lender in the principal amount of approximately $7,097,202.89 as of June 17, 2004 plus interest, costs, fees and expenses (the “Indebtedness”). Interest shall continue to accrue on the Special Advance Subline at the Default Rate. The Term Advance shall continue to accrue interest as set forth in paragraph 7 of the Third Amendment. In addition, Lender is entitled to add to the Indebtedness all of Lender’s costs, fees and expenses including reasonable attorneys’ fees incurred in enforcing its rights.

          1.2 Debtor and Guarantors acknowledge that: (i) Lender has been granted a security interest in the California Collateral, and (ii) Lender is entitled to immediately proceed to foreclose upon the California Collateral and to exercise each of Lender’s other rights and remedies set forth in the Loan Agreement as provided by the California Uniform Commercial Code.

          1.3 Debtor and Guarantors irrevocably:

               1.3.1 consent to Lender retaining the California Collateral in partial satisfaction of the Indebtedness in accordance with the terms set forth herein and pursuant to the provisions of Section 9620 of the Revised Article 9 of the UCC; and

               1.3.2 irrevocably waive and renounce any and all rights to notice they have or may have under Section 9601, et seq., of the UCC, Part 6 of the California Commercial Code including, without limitation, all rights under Section 9620 to receive notice of the proposed retention of the California Collateral or subsequent disposition of same, or to the full extent of the law, any other notice or right they may have arising under or pursuant to this or any other section of the California Uniform Commercial Code or otherwise.

          1.4 Debtor and Guarantors, and each of them, acknowledge that none of them has any claims, offsets, demands, damages, suits, assertions, cross-complaints, causes of action or debts of any kind or nature whatsoever, whether known or unknown, and whenever or howsoever arising (collectively referred to herein as “Existing Claims”), that can be asserted to reduce or eliminate Debtor’s and Guarantors’ joint and several liability to repay the Indebtedness, perform the Guarantees or, seek any affirmative relief or damages of any kind or nature from Lender, its officers, representatives, employees, counsel, assigns or successors. To the extent any such Existing Claims exist, they are fully, forever, and irrevocably waived and released by Debtor and Guarantors as more fully provided for in Section 3 hereof.

     2. LENDER’S ACCEPTANCE OF COLLATERAL IN PARTIAL SATISFACTION OF INDEBTEDNESS.

          2.1 Pursuant to Section 9620 of the California Uniform Commercial Code, this document shall constitute notice by the Lender and receipt and consent by Debtor and Guarantors of Lender’s proposal to retain the California Collateral in partial satisfaction of the Indebtedness. This Agreement shall also constitute Debtor’s and Guarantors’ post default waiver and renunciation of all of their rights under Article 9, subdivision 6, of the California Uniform Commercial Code (including, without limitation, Section 9620).

          2.2 Debtor and Guarantors shall immediately assemble and make available to Lender for its immediate possession the California Collateral and all items relating thereto including, but not limited to, computer disks, records as to the California Collateral, contracts, books and records and other information that may be of assistance to Lender in its management and liquidation of the California Collateral.

          2.3 The location of the California Collateral is 14312 Central Ave., Chino, California.

          2.4 Lender agrees to accept said California Collateral in partial satisfaction of the obligations constituting the Indebtedness in the amount of THREE HUNDRED THOUSAND AND XX/100S DOLLARS ($300,000.00), and such amount shall be credited against, and reduce the amount of, the Indebtedness. Debtor and Guarantor acknowledge that the credit being received for the California Collateral is fair and reasonable.

     3. RELEASE OF CLAIMS.

          3.1 Release. Debtor, and Guarantors, and each of them, on behalf of each of their respective successors, assigns, heirs and estates, hereby forever and irrevocably release Lender and its affiliates, members, managers, representatives, agents, attorneys, employees, predecessors, successors and assigns, from any and all claims, offsets, demands, damages, suits, assertions, cross-complaints, causes of action or debts of any kind or nature whatsoever, whenever or howsoever arising, including, but not limited to, the Existing Claims (collectively, the “Claims”), whether such Claims are known or unknown, contingent or absolute, existing as of the date of this Agreement. The Claims released include, without limitation, all Claims:

               3.1.1 that Lender breached its obligations under the Loan Agreement or the Guarantees,

               3.1.2 that the Lender failed to fund any loan or honor any commitment to provide financial accommodations; and

               3.1.3 of tort or wrongful conduct, including, but not limited to, any Claim by Debtor or Guarantors for trade libel and/or any claim of fraudulent representation or concealment, or claim of misappropriation, against Lender or its affiliates, members, managers, representatives, agents, attorneys, employees, predecessors, successors and assigns.

          3.2 Release of Unknown Debtor’s Claims. Debtor and Guarantors, and each of them, acknowledge that they have been advised by counsel with respect to the release contained herein. Debtor and Guarantors, and each of them, hereby waive and relinquish all the rights and benefits which any of them may have with respect to the Claims released herein and under Section 1542 of the California Civil Code and any similar provision of law or rule or decision. Debtor and Guarantors are familiar with and waive the provisions of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims which the creditors does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.

          3.3 Consideration for Releases. Debtor and Guarantors, and each of them, acknowledge that:

               3.3.1 The California Collateral is worth equal to or less than the credit being received and that they are receiving full and adequate consideration for the release of the Claims;

               3.3.2 the foregoing waiver of the provisions of Section 1542 of the California Civil Code was separately bargained for; and

               3.3.3 each of them has been advised by counsel with respect to the release contained herein, and each of them is executing this release voluntarily, with full knowledge of its significance and with the express intention of effecting the legal consequences anticipated by California Civil Code Section 1541.

          3.4 No Prior Transfer of Claims. Debtor and Guarantors, and each of them, hereby warrant and represent to Lender, as to any released Claim, each of them is the sole and absolute owner thereof, free and clear of all of the rights and interest of any other person therein and has the right, ability and sole power to release such released Claim.

          3.5 Binding Nature. Debtor and Guarantors acknowledge that their respective counsel have explained to them the facts that: (1) the foregoing release is binding upon each of them; (2) Debtor and Guarantors have no Claim remaining against Lender; (3) this Agreement is binding and enforceable and not subject to any claim of voidability by reason of economic duress, coercion or similar legal or equitable theory; and (4) Debtor and Guarantors are entering into this Agreement with full knowledge of its consequences and to induce Lender to enter into this Agreement.

     4. BANKRUPTCY MATTERS.

          4.1 DEBTOR AND GUARANTORS EACH ACKNOWLEDGE THAT:

               4.1.1 IF DEBTOR OR GUARANTORS, OR ANY OF THEM, FAIL TO PERFORM THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT AND FILE, OR HAVE FILED AGAINST THEM, A CASE UNDER THE BANKRUPTCY CODE, SUCH A FILING COULD DELAY LENDER’S DISPOSITION OF THE COLLATERAL.. IN THAT EVENT, LENDER HAS GOOD CAUSE FOR

               OBTAINING RELIEF FROM THE AUTOMATIC STAY IMPOSED BY SECTION 362 OF TITLE 11 OF THE BANKRUPTCY CODE OR ANY SIMILAR PROVISION OF LAW INCLUDING, INCLUDING, ANY RIGHT TO SEEK RELIEF UNDER SECTION 105 OF THE BANKRUPTCY CODE;

               4.1.2 THE COLLATERAL IS NOT NECESSARY TO AN EFFECTIVE REORGANIZATION OF DEBTOR OR ANY GUARANTOR, OR ANY OF THEM, BECAUSE AN EFFECTIVE REORGANIZATION IS NOT POSSIBLE; AND

               4.1.3 DEBTOR AND EACH GUARANTOR CANNOT PROVIDE “ADEQUATE PROTECTION” (AS DEFINED IN SECTION 362(D)(1) OF THE CODE) OF LENDER’S SECURITY INTEREST IN THE COLLATERAL.

          4.2 DEBTOR AND EACH GUARANTOR MAKE THE FOREGOING ACKNOWLEDGMENTS WITH THE UNDERSTANDING AND DESIRE THAT THEY BE TREATED AS ADMISSIONS IN CONNECTION WITH ANY PROCEEDING FOR RELIEF FROM THE AUTOMATIC STAY OR ANY SEVIILAR PROVISION OF LAW SEEKING LEAVE TO FORECLOSE OR EXERCISE ANY REMEDY AGAINST THE COLLATERAL IN ANY SUBSEQUENT BANKRUPTCY PROCEEDING THAT INVOLVE DEBTOR.

          4.3 BASED ON THE FOREGOING FACTUAL BACKGROUND, DEBTOR AND GUARANTORS, AND EACH OF THEM, AGREE THAT, IN THE EVENT THAT ANY ONE OR MORE OF THEM SHALL (I) FILE OR SEEK IN ANY FUTURE CHAPTER 11 CASE (OR ANY OTHER CASE FILED UNDER THE BANKRUPTCY CODE BY OR AGAINST EITHER DEBTOR) ANY RELIEF TO MODIFY OR LIMIT LENDER’S RIGHTS HEREUNDER IN ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR, (II) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR OR LIQUDDATOR, (III) BE THE SUBJECT OF ANY ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED BY OR AGAINST SUCH PARTY FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTOR, THEN LENDER SHALL THEREUPON BE ENTITLED TO RELIEF FROM:

               4.3.1 ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF TITLE 11 OF THE BANKRUPTCY CODE, AS AMENDED, ON OR AGAINST THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO LENDER AS PROVIDED IN THIS AGREEMENT OR IN THE LOAN AGREEMENT, OR

               4.3.2 ANY OTHER SIMILAR PROVISION OF LAW WHICH RESULTS IN DELAYING OR PROHIBITING LENDER’S RIGHT TO EXERCISE ITS RIGHTS AND REMEDIES UNDER THIS AGREEMENT AND THE LOAN AGREEMENT.

          DEBTOR AND GUARANTORS HEREBY FURTHER AGREE:

               (i) TO TAKE AND/OR CONSENT TO ANY AND ALL ACTION NECESSARY TO EFFECTUATE SUCH RELIEF FROM THE AUTOMATIC STAY OR OTHER PROVISION OF LAW, AND

               (ii) THAT THEY WAIVE THEIR RIGHTS TO SEEK SECTION 105 INJUNCTIONS, ANY OTHER RIGHTS, OR THE FILING OF A SUBSEQUENT PROCEEDING BY EITHER DEBTOR OR ANY GUARANTOR WITH RESPECT TO ANY ACTS BY LENDER TO ENFORCE RIGHTS IN THE COLLATERAL.

          4.4 PROVIDED DEBTOR OR ANY GUARANTOR ARE VIGOROUSLY OPPOSING THE RELIEF SOUGHT, THE FOREGOING CONSENT AND WAIVER SHALL NOT APPLY TO AN INVOLUNTARY PETITION FILED AGAINST DEBTOR UNTIL AND UNLESS A FINAL ORDER FOR RELIEF IS ENTERED; PROVIDED, HOWEVER, THAT NOTHING SET FORTH HEREIN SHALL PREVENT LENDER FROM SEEKING RELIEF FROM THE AUTOMATIC STAY OR ANY OTHER RELIEF IT DESIRES.

     5. ATTORNEYS’ FEES AND EXPENSES. Whether or not litigation is necessary to enforce any of the provisions of this Agreement (including, without limitation, the securing of any relief from any provision of the Bankruptcy Code or incurred in any manner in connection with a bankruptcy proceeding of Debtor or Guarantors), the prevailing party shall recover from the non-prevailing party(ies) all reasonable costs, expenses and attorneys’ fees incurred in connection with pursuing any rights under the Loan Agreement, including, without limitation, attorneys’ fees incurred in connection with (a) relief from stay or any similar or other proceedings in any Bankruptcy case, (b) any appeals, (c) the enforcement of any judgment, and (d) the appointment of any receiver in connection with Lender’s pursuit of its rights and remedies, which appointment Debtor and Guarantors hereby consent to.

     6. ADDITIONAL ASSURANCES. The parties agree that they will execute such other documents and instruments and perform such other acts as may reasonably be required by Lender to carry out and effectuate the purpose and intent of this Agreement.

     7. INTEGRATION. This Agreement and all documents and exhibits referred to herein and/or attached hereto, constitute the complete agreement of the parties hereto with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every kind or nature whatsoever with. respect thereto, all of which have become merged and finally integrated into this Agreement. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any terms, conditions or provisions of this Agreement, neither party shall be permitted to offer or introduce any oral evidence concerning any other oral promises or oral promises or oral agreements between the parties relating to the subject matters of this Agreement not included or referred to herein and not reflected by a writing. This Agreement cannot be amended, modified, or supplemented except by a written document signed by all parties hereto.

8. MISCELLANEOUS PROVISIONS

          8.1 Rules of Construction. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Article or Section.

          8.2 Severability. The validity, legality or enforceability of this Agreement will not be affected even if one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect.

          8.3 Agreement Negotiated. The parties hereto are sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof As a consequence, the parties agree that the presumptions of Section 1654 of the California Civil Code relating to the interpretation of contracts against the drafter of any particular clause should not be applied in this case and therefore waive its effects.

          8.4 Notices. All notices, requests and demands required to be given hereunder, shall be in writing and shall be deemed to have been duly given upon the date of such service if served personally upon the party for whom intended, or if mailed, by first class, registered or certified mail, return receipt requested, postage prepaid, upon three (3) days after the date of such mailing, to such party at its address as shown below or otherwise hereafter designated by such party in writing:

          If to Lender:

AMPAC Capital Solutions, LLC 7380 S. Eastern Ave., Ste. 150 Las Vegas, NV 89123 Attn: Larry R. Polhill, Manager

          If to Debtor or Guarantors:

U.S. Plastic Lumber Ltd. 2300 Glades Road, Suite 440 West Boca Raton, Florida 33431 Attn: Mark Alsentzer, CEO

          8.5 Time of Essence. Time is of the essence in the performance of this Agreement.

          8.6 No Assignment; Binding Effect. This Agreement may be assigned by Lender in whole or in part in its sole and absolute discretion. This Agreement is personal to Debtor and Guarantors and shall not be assigned by any of them to any other person or entity and any such assignment shall be in violation hereof and null and void. Notwithstanding the above, this Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective heirs, estates and successors, and the assigns of Lender.

          8.7 Recitals Incorporated. The Recitals are incorporated into and are a part of this Agreement.

          8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          8.10 No Joint Venture. The parties hereto are debtor and creditor, no fiduciary duty or relationship exists between them and the parties are not engaging in a joint venture.

          8.11 Survival of Representations of Warranties, etc. Debtor and Guarantors and each of them, represent and warrant and acknowledge that: (i) Lender is relying upon the representations and warranties, all of which shall survive the execution hereof; (ii) the execution, delivery and performance of this Agreement has been duly authorized by Debtor and each Guarantor; and (iii) this Agreement, when executed and delivered, constitutes the valid, binding and legally enforceable obligation of Debtor and each Guarantor in accordance with the terms hereof.

          8.12 Confidentiality. The terms of this Agreement have been negotiated and received in confidence and, except as otherwise set forth herein, neither the Lender, the Debtor, nor any Guarantors, nor any of them, their representatives, employees or those acting on their behalf, will disclose any of the terms of this Agreement, or authorize anyone else to disclose such terms, without the express written consent of the other parties, except that the parties may disclose the terms of this Agreement to their attorneys, accountants, auditors and financial advisors, and as required by law. The Lender further agrees that it will not disclose to anyone any financial or other business information the Debtor except as reasonably necessary in the sale, disposition, or exploitation of the California Collateral, in which case Lender may disclose such information and the terms and conditions of this Agreement and the other agreements between the parties.

          8.13 VENUE, JURISDICTION; JURY TRIAL WAIVER. LENDER, DEBTOR AND GUARANTORS, AND EACH OF THEM, HEREBY:

               8.13.1 CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CALIFORNIA,

               8.13.2 AGREE THAT THE EXCLUSIVE VENUE OF ANY PROCEEDING RESPECTING THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND OF ANY DISPUTE BETWEEN THE LENDER, EACH BORROWER AND EACH GUARANTOR, SHALL BE A COURT OF COMPETENT JURISDICTION LOCATED IN SAN BERNARDINO COUNTY, CALIFORNIA; AND

               8.13.3 IRREVOCABLY WAIVE THEIR RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT NATTER OF THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE INDEBTEDNESS. THE FOREGOING WAIVER OF TRIAL BY JURY IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY DEBTOR, GUARANTORS, AND LENDER, AND EACH OF THEM ACKNOWLEDGES THAT LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LENDER, DEBTOR AND GUARANTORS FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. LENDER, DEBTOR AND GUARANTORS FURTHER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATION OF THIS PROVISION.

[SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

“DEBTOR”:

U.S. PLASTIC LUMBER LTD.
By:	/s/ Michael D. Schmidt
Name: Michael D. Schmidt
Title: Treasurer

“LENDER”:

AMPAC CAPITAL SOLUTIONS, LLC
By:	/s/ Larry R. Polhill
Name: Larry R. Polhill
Title: Manager

GUARANTORS”:

U.S. PLASTIC LUMBER IP CORPORATION
By:	/s/ Michael D. Schmidt
Name: Michael D. Schmidt
Title: Treasurer

U.S. PLASTIC LUMBER CORP.
By:	/s/ Michael D. Schmidt
Name: Michael D. Schmidt
Title: Chief Financial Officer

U.S. PLASTIC LUMBER FINANCE CORPORATION
By:	/s/ Michael D. Schmidt
Name: Michael D. Schmidt
Title: Treasurer